UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Independence Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

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INDEPENDENCE BANCSHARES, INC.

500 East Washington Street

Greenville, South Carolina 29601

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

We cordially invite you to attend the 2012 Annual Meeting of Shareholders of Independence Bancshares, Inc. (the “Company”), the holding company for Independence National Bank (the “Bank”).  At the meeting, we will report on our performance in 2011 and answer your questions.  In addition, you are invited to join us for a small reception immediately following the Annual Meeting.  We hope that you can attend the meeting and reception and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 16, 2012 at The Poinsett Club, 807 East Washington Street, Greenville, South Carolina at 4:00 p.m. for the following purposes:

1.

To elect the board of directors;

2.

To ratify the appointment of our independent registered public accountants;

3.

To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning share of our common stock at the close of business on March 30, 2012 are entitled to attend and vote at the meeting.  A complete list of these shareholders will be available at the Company’s offices prior to the meeting.  If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our Annual Meeting.

Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the board of directors,

Lawrence R. Miller

President and Chief Executive Officer

Greenville, South Carolina

April 6, 2012

INDEPENDENCE BANCSHARES, INC.

500 East Washington Street

Greenville, South Carolina 29601

Proxy Statement for Annual Meeting of

Shareholders to be Held on May 16, 2012

Our board of directors is soliciting proxies for the 2012 Annual Meeting of Shareholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  We encourage you to read it carefully.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders.  Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so.  We are distributing this proxy statement on or about April 6, 2012.

Voting Information

The board set March 30, 2012 as the record date for the meeting.  Shareholders owning shares of our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote.  As of the close of business on the record date, there were 2,085,010 shares of common stock outstanding, which were held by approximately 538 shareholders of record.  If you are a shareholder of record who wishes to vote at our Annual Meeting, you may do so by delivering your proxy card in person at the meeting.  “Street name” shareholders who wish to vote at our Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.  Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

If a quorum is present at the meeting, the directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors, which means that the nominees receiving the highest number of votes will be elected as directors up to the maximum number of directors to be elected at the meeting.  The appointment of our independent registered public accountants will be ratified if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted against the matter. As of the record date, our directors and executive officers owned approximately 28% of our outstanding shares, and they have indicated that they intend to vote their shares “FOR” the election to the board of directors of all nominees listed below under “Election of Directors” and “FOR” the ratification of Elliott Davis, LLC as our independent registered public accounting firm for 2012.

When you sign the proxy card, you appoint Lawrence R. Miller and Schaefer M. Carpenter as your representatives at the meeting.  Mr. Miller and Mr. Carpenter will vote your proxy as you have instructed them on the proxy card.  If you submit a proxy but do not specify how you would like it to be voted, Mr. Miller and Mr. Carpenter will vote your proxy “FOR” the election to the board of directors of all nominees listed below under “Election of Directors”, and “FOR” the ratification of Elliott Davis, LLC as our independent registered public accounting firm for 2012.  We are not aware of any other matters to be considered at the meeting.  However, if any other matters come before the meeting, Mr. Miller and Mr. Carpenter will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker, bank or other nominee, which is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank or other nominee how to vote these shares.

If you hold your shares in street name, it is critical that you cast your vote.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker, bank or other nominee was allowed to vote those shares on your behalf as they felt appropriate.  However, new regulations now prohibit your broker, bank or other nominee from voting uninstructed shares on a discretionary basis for the proposal for election of directors.  Thus, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote at the meeting, no votes will be cast on your behalf for the nominees for directors.  Brokers, banks or other nominees will have discretionary authority to vote in favor of or against the ratification of Elliott Davis, LLC as our independent registered public accounting firm.  Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon.  Broker non-votes will have no effect on the election of directors.

Important Notice of Internet Availability. The proxy statement and 2011 Annual Report on Form 10-K are available to the public for viewing on the internet at http://www.cfpproxy.com/5292.

In addition, the above items and other Securities and Exchange Commission (“SEC”) filings are also available to the public on the SEC's website on the internet at www.sec.gov.  Upon written or oral request by any shareholder, we will deliver a copy of our Annual Report on Form 10-K. In addition, upon written or oral request, we will promptly deliver a copy of this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered.  Alternatively, if you are sharing an address with other shareholders and are receiving multiple copies of our Annual Report on Form 10-K or this proxy statement, you may request a single copy be sent to your shared address, if you prefer. Please contact us at (864) 672-1776 for any such request.

Proposal No. 1:

Election of Directors

Our board of directors will submit to the shareholders for their vote at the Annual Meeting a slate of directors comprised of the following fifteen nominees, all currently directors. The nominees are:

Our Board of Directors
Robert M. Austell	James D. King	Hasmukh P. Rama
John W. Burnett, Sr.	William R. Mathis	Donald H. Rex, Jr.
Billy J. Coleman	A. Alexander McLean, III	Charles D. Walters
Jose De Ocampo	Lawrence R. Miller	Roger W. Walters
H. Neel Hipp, Jr.	Sudhirkumar C. Patel	Vivian A. Wong

Shareholders will elect our nominees as directors at the meeting to serve a one-year term, expiring at the 2013 Annual Meeting of Shareholders.  The directors will be elected by a plurality of the votes cast at the meeting.  This means that the nominees receiving the highest number of votes will be elected as directors up to the maximum number of directors to be elected at the meeting.

The board of directors recommends that you vote “FOR” each of the nominees listed above as directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Miller and Mr. Carpenter will vote your proxy to elect the nominees.  If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Miller and Mr. Carpenter will vote instead for a replacement to be recommended by the board of directors, assuming that a replacement is recommended by the board of directors and that the board of directors does not elect to have less than 15 directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees including their age, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the board’s conclusion that such person should serve as a director for the Company.  With the exception of A. Alexander McLean, III and Donald H. Rex, Jr. who joined the board of directors at the 2008 Annual Meeting, and Charles D. Walters who resigned from the Bank board in January 2012 due to personal reasons, each of the nominees has served as a director of the Company and as a director of the Bank since October 2004 and May 2005, respectively.

Robert M. Austell, 70, director, retired as the former president, chief executive officer, and a director of Regions Bank of Greenville in January 2004 after serving in those capacities for six years.  He has over 20 years banking experience, beginning with his roles as an organizer and a director of Greenville National Bank.  Prior to his service to Regions and Greenville National Bank, he worked in the real estate development and lending areas with Yeargin Properties, Inc., Liberty Properties, Inc., and Liberty Life Insurance Company.  He is a native of Spartanburg, South Carolina and has lived in Greenville, South Carolina for over 45 years.  He received his A.B. from Davidson College and an M.B.A. from the University of South Carolina. Mr. Austell’s leadership skills and in-depth knowledge of the banking and real estate industries, acquired through his prior business experience, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

John W. Burnett, Sr., 65, director, is the owner, president, and chief executive officer of Palmetto Jet, LLC, an aircraft management and pilot service company.  Previously, he was the owner, president and chief executive officer of Aircraft Management Group from 1995 until the company was sold in December 2010.  In October 2008 he also joined Herlong, Bates & Burnett Insurance, Inc. as a partner and senior vice president.  He previously served as president and chief executive officer of C. Douglas Wilson Co. Insurance and as president of Life and Health Consultants, a life and health insurance company.  He is a native of Greenwood, South Carolina, and has lived in Greenville, South Carolina for over 45 years.  He currently serves as a director of American Consumer Finance as well as Worldwide Insurance and is a partner in Smart Choice Insurance of Georgia, Alabama and Mississippi.  He is involved in various community groups and currently serves on the board of directors of Eden Farms Therapeutic Program for Special Needs Children.  Mr. Burnett’s extensive business and leadership experience, including, but not limited to, his experience in a regulated industry, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Billy J. Coleman, 74, director, has served as president and chief executive officer of CORBIA International, LLC, an international consulting firm, since 1972.  Mr. Coleman has served on the boards of the South Carolina State Ports Authority, the Greenville Hospital System University Medical Center and several private companies and non-profit organizations.  Mr. Coleman received his B.S. in chemical engineering from the University of Tennessee and his M.B.A. from Furman University.  He also holds two honorary PhDs and a full professorship from foreign universities.  Mr. Coleman is a resident of Greer, South Carolina.  He has contributed time and resources to international humanitarian efforts for the past fifteen years.  Mr. Coleman’s extensive business experience, directorial experience, and his ties to the Greenville community led the board to conclude that he should serve as a director.

Jose De Ocampo, 45, director, is a neurologist and sleep medicine specialist in Scottsdale, Arizona.  He received his South Carolina medical license in 1999, completing his training at The University of Pittsburgh Medical Center, The Cleveland Clinic in Ohio and the Medical University of South Carolina in Charleston.  From 2001 to 2006, he served as medical director of the sleep lab at Oaktree Medical Centre in Easley, South Carolina.  He is licensed by the American Board of Psychiatry and Neurology, Neurophysiology, and the American Board of Sleep Medicine.  Dr. De Ocampo is an active member of American Academy of Sleep Medicine, American Medical Association and American Academy of Neurology. Dr. De Ocampo’s involvement in the Greenville community at the time of his nomination, particularly in the medical field, led the board to conclude that he should serve as a director.

H. Neel Hipp, Jr., 60, director and chairman of the board, is the former vice president of Liberty Corporation and Liberty Life Insurance Company with over 29 years of experience with the Liberty companies.  He is the current owner of Hipp Investments, LLC, which he founded in 1998.  Mr. Hipp was a founder and a director of Greenville Financial Corporation and Greenville National Bank.  He received his B.A. in economics from Furman University, his M.B.A. from the University of North Carolina, Chapel Hill, and he also attended the Harvard Business School Program for Management Development.  Mr. Hipp is actively involved in the community.  He currently serves on the board of the Aircraft Owners and Pilots Association of Frederick, Maryland and the board of the South Carolina Historical Society.  Mr. Hipp was appointed chairman of the South Carolina Aeronautics Commission in 2006 by Governor Sanford.  He has served as a member of the South Carolina Chamber of Commerce, the Greenville Downtown Airport Commission (chair), the Greenville County United Way, and the Furman University board of trustees.  Mr. Hipp’s extensive business experience in a regulated industry, his past experience in the banking industry, including service as a bank director, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

James D. King, 71, director, retired in 1998 as the chief executive officer and a director of The Poinsett Bank in Travelers Rest, South Carolina.  He served as a director of The Colonial Bank of South Carolina and The Bank of Camden for over five years.  Mr. King has been involved in the banking industry for over 40 years.  He currently resides in Greenville, South Carolina and is active in various charitable organizations in the community.  Mr. King’s prior experience as a community bank chief executive officer and director, providing the board with in-depth knowledge of the banking industry, and his active involvement in the Greenville community led the board to conclude that he should serve as a director.

William R. Mathis, 76, director, retired as president of Risk Management Services, Inc. of Greenville, South Carolina.  Mr. Mathis is a former founder and treasurer of the Abney Mills Federal Credit Union of Greenville, South Carolina.  He was associated with Poinsett Federal Savings and Loan for several years in the insurance area, and was also a shareholder of the bank.  Mr. Mathis received his B.A. in liberal arts from Furman University.  He currently resides in Greenville, South Carolina and is active in various charitable organizations in the community. Mr. Mathis’ past experience in the financial services industry, including experience with risk management and regulatory matters, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

A. Alexander McLean, III, 60, director, is chairman and chief executive officer of World Acceptance Corporation, a national consumer finance company.  Mr. McLean has held various positions with World Acceptance Corporation, including chief financial officer, during his service with the company beginning in 1989.  Prior to joining World Acceptance Corporation, he worked in banking for six years and public accounting for four years.  Mr. McLean received his B.S. in economics from Davidson College and a Masters of Accountancy from University of South Carolina School of Business.  He currently resides in Greenville, South Carolina and is active in various community organizations.  Mr. McLean’s extensive business experience in the financial services industry, particularly his financial expertise in public company reporting, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Lawrence R. Miller, 65, director, is our president and chief executive officer.  He has over 40 years of banking experience, having held various positions in the banking industry since November 1971.  He was most recently market chief executive officer for SouthTrust Bank from 1995 until he retired in March 2004.  In June 2004 he joined our Bank.  While with SouthTrust Bank, Mr. Miller successfully opened seven offices in 10 years.  He has lived in Upstate South Carolina for over 40 years and has been actively involved in the community and its future planning.  He serves as a trustee for the College of Charleston and is past board chairman of Christ School, Arden, North Carolina.  Mr. Miller is also a member of the South Carolina Bankers Association Council and is a board member of the South Carolina Bankers Association.  He has served on both the economic development board of the Greenville Chamber of Commerce and the board of directors of the Greer Chamber of Commerce.  Mr. Miller graduated from Newberry College, from the School of Banking of the South at Louisiana State University, and from the National Commercial Lending Graduate School at the University of Oklahoma. Mr. Miller’s extensive banking experience as well as his ties to the Greenville community led the board to conclude that he should serve as our president, chief executive officer and a director.

Sudhirkumar C. Patel, 53, director, has been a practicing physician and partner of Carolina Internal Medicine in Greenville, South Carolina since 1990.  Born in India, Dr. Patel graduated from the Baroda Medical College in India and completed his residency at Coney Island Hospital in Brooklyn, New York.  He has lived in the Greenville area for over 20 years and is actively involved with the Indian community in South Carolina.  He is a member of the American College of Physicians and the American Association of Indian Physicians.  He is also a director of Herlong, Bates & Burnett Insurance, Inc. and a director and organizer of Touchmark Bancshares, Inc. and Touchmark National Bank in Norcross, Georgia.  Dr. Patel’s directorial experience and his ties to the Greenville community, particularly in the medical field, led the board to conclude that he should serve as a director.

Hasmukh P. Rama, 63, director, has been chairman of the board and chief executive officer of JHM Hotels, Inc. in Greenville, South Carolina for over 13 years.  He has been in the lodging industry for almost 40 years and has received several awards for his leadership in the industry.  He is the former chairman of the American Hotel & Lodging Association.  He obtained his M.B.A. from Xavier University and was awarded a Doctor of Business Administration in hospitality management, honoris causa, from Johnson & Wales University.  Mr. Rama serves as an advisor to a number of hospitality schools including the mentorship program at Cornell University. He is also a director and organizer of Touchmark Bancshares, Inc. and Touchmark National Bank in Norcross, Georgia.  Mr. Rama’s extensive business and leadership experience, including, but not limited to, his directorial experience, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Donald H. Rex, Jr., 63, director, is a Registered Investment Advisor and owner of Rex Management, LLC.  He is also involved in subdivision development in the greater Greer and Taylors areas of South Carolina.  Mr. Rex was employed at Carolina Federal Savings & Loan for eight years ending his career with them as a senior vice president in charge of lending.  From 1980 until 1996, when he started Rex Management, LLC, Mr. Rex was construction coordinator and chief financial officer of M. G. Proffitt, Inc.  Mr. Rex received his B.S. in business administration with a concentration in finance from Wake Forest University.  He currently resides in Taylors, South Carolina.  Mr. Rex’s extensive business experience, including his banking experience and experience in regulated industries, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Charles D. Walters, 73, director and chairman emeritus of the Bank’s board of directors, is the chairman emeritus of the board of World Acceptance Corporation, a national consumer finance company.  He has held that position since retiring as its chairman in 2007 after 22 years leading the company in various positions including chairman, president and chief executive officer.  Prior to working with World Acceptance Corporation, Mr. Walters was co-founder and president of Pioneer Management Corporation, a Texas consumer finance company.  He is a past president of the Texas Finance Institute, Georgia Industrial Loan Association, and Independent Consumer Finance Association of South Carolina.  Mr. Walters is past chairman of American Financial Services Association based in Washington, D.C.  He also is a member of the advisory board on consumer credit for the South Carolina Department of Consumer Affairs and a former trustee for S.C. Financial Literacy Board of Trustees.  A native of Matthews, North Carolina, Mr. Walters has lived in the Greenville, South Carolina area for over 20 years.  He is involved in the community and is a Scottish Rite Mason and Shriner.  Mr. Walters’ extensive business experience in the financial services industry as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Roger W. Walters, 71, director, started the Walters Development Co. to develop land and construct custom homes in Cashiers, North Carolina in 2002.  From 1988 until 2002, he was president and chief executive officer of Cad Cam, Inc., a company which provides computer aided design services to various engineering professions including those in manufacturing, architecture and construction.  Prior to his tenure with Cad Cam, Inc., he served in the United States Air Force for 26 years, completing his service as the deputy chief of staff for Engineering and Services for Air Force Logistics Command and retired in 1988 as a colonel.  Mr. Walters, a native of Matthews, North Carolina, graduated with a B.S. in mechanical engineering from North Carolina State University and later earned a masters degree in mechanical engineering from the University of Missouri.  He also completed the Executive Management Course at the Duke University Fuqua School of Business.  Mr. Walters’ extensive business and leadership experience, including, but not limited to, knowledge within the real estate industry led the board to conclude that he should serve as a director.

Vivian A. Wong, 71, director, has been a real estate investor and developer for 34 years and has developments throughout the Southeast.  In 2001, Ms. Wong formed Pacific Gateway Capital, LLC, a company specializing in new United States/China trade including development of United States retail franchises in China and attracting Chinese investment to South Carolina.  Prior to her most recent venture, she was co-owner of the Dragon Den restaurant chain for over 35 years.  Ms. Wong has lived in Greenville for over 40 years and has served as a member of both the Bank of America Advisory Board and the Summit Bank Advisory Board.  She continues to be involved with the community through her current service on the Sister City International Organization Board.  She is  a director of Herlong, Bates & Burnett Insurance, Inc. and a director and organizer of Touchmark Bancshares, Inc. and Touchmark National Bank in Norcross, Georgia.  Ms. Wong’s extensive business experience, directorial experience, knowledge of the real estate industry, as well as her ties to the Greenville community led the board to conclude that she should serve as a director.

The board unanimously recommends a vote “FOR” each of these nominees.

Family relationships.   Charles D. Walters and Roger W. Walters are brothers.  Vivian A. Wong is the sister-in-law of Paul P. Lam, one of our organizers.  There are no other family relationships among any of our executive officers or directors.

Additional information is set forth below regarding other officers of our Company and our Bank:

Kimberly D. Barrs, 38, has served as our acting chief financial officer since August 2011.  Ms. Barrs joined us in October 2004 as our chief financial officer and then, following maternity leave in 2007, worked on a part-time basis as the Company’s and the Bank’s controller.  Ms. Barrs’ previously served as chief financial officer for First National Bank of the Carolinas from 2002 to 2004.  Prior to her employment with First National Bank of the Carolinas, she served community banks in South Carolina with KPMG, LLP, a certified public accounting firm, from 1994 to 2002, completing her service as an audit senior manager.  Ms. Barrs has over 17 years of banking and public accounting experience.  She received a B.S. in accounting from Bob Jones University in Greenville, South Carolina. On March 29, 2012, Ms. Barrs announced to the Board of Directors her intention to resign from her position as acting chief financial officer, effective on or around May 1, 2012, to focus on her family. As part of her resignation, Ms. Barrs indicated that her decision is not a result of any disagreements with the Company over matters relating to the Company's operations, accounting policies and financial report, or other practices. Ms. Barrs has been a valued member of the executive management team and has served the Company and the Bank faithfully and professionally over the last 7 plus years.  We wish her the best in her future plans.

Schaefer M. Carpenter, 47, has served as our retail banking director since 2005.  He has over 25 years of banking experience in the Greenville market.  He previously served as vice president and branch manager for SouthTrust Bank in Greenville, South Carolina, a position he held from 1999 to 2004.  Prior to his employment with SouthTrust, Mr. Carpenter served as an auditor, credit analyst and branch manager for Central Carolina Bank and as a state bank examiner for the South Carolina State Board of Financial Institutions.  A native of Greenville, South Carolina, Mr. Carpenter received his B.S. in finance from the University of South Carolina and is a graduate of the South Carolina Bankers School.

E. Fred Moore, 53, has served as our chief credit officer since 2006.  He previously served as a senior vice president of risk management for First National Bank of the South in Spartanburg, South Carolina.  He has almost 30 years of experience in administrative banking and finance, including credit administration and internal audit.  Mr. Moore was previously employed with American Federal as a senior credit analyst until November 2000, when he resigned to join First National Bank of the South.  He graduated from University of South Carolina in 1982 where he received his B.A. in business economics.

Proposal No. 2:

Ratification of Appointment of Independent Registered Public Accounting Firm

On March 1, 2012, the Audit Committee of the board of directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2012.  Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable.  If the shareholders do not ratify the appointment of Elliott Davis, the Audit Committee will re-evaluate the engagement of our independent auditors.  Even if the shareholders do ratify the appointment, our Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of us and our shareholders.  We expect that a representative of Elliott Davis will attend the meeting and will be available to respond to appropriate questions from shareholders.

The board unanimously recommends a vote “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2012.

If a quorum exists, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter.  Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

The following table shows the compensation we paid to our president and chief executive officer for the years ended December 31, 2011 and 2010 and for all other executives who earned over $100,000 during the same periods.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total

Lawrence R. Miller	2011	$160,600	$ —	$ —	$9,651 (1,2)	$170,251
President and Chief Executive	2010	$160,600	$ —	$ —	$24,123 (1,2)	$184,723
Officer of the Company and
the Bank

E. Fred Moore	2011	$119,300	$ —	$ —	$1,423 (1)	$120,723
Executive Vice President and	2010	$119,300	$ —	$ —	$2,320 (1)	$121,620
Chief Credit Officer
of the Company and the Bank

Schaefer M. Carpenter	2011	$101,350	$ —	$ —	$1,215 (1)	$102,565
Executive Vice President and	2010	$101,350	$ —	$ —	$1,977 (1)	$103,327
Retail Banking Director
of the Company and the Bank

_________________

(1)	Includes 401K matching contributions, excess premiums for life insurance at two times salary and premiums for long-term and short-term disability insurance policies. All of these benefits are provided to all full time employees on a nondiscriminatory basis.

(2)	Includes membership dues paid to country clubs, vehicle expenses, and premiums paid on additional life insurance.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards that were outstanding to our named executive officers at December 31, 2011.  Options vest at a rate of 33% each year on the first three anniversaries of the date of grant.

Option Awards
	Number of Securities			Option
	Underlying		Option Exercise	Expiration	Grant-date
	Unexercised Options		Price	Date	Fair Value

	Exercisable	Unexercisable	(per share)

Lawrence R. Miller	15,000 13,500 14,385	— — —	$10.00 $10.00 $10.50	07/26/2015 04/11/2017 01/23/2018	$61,650 $57,375 $57,396
E. Fred Moore	5,000 8,000 8,885	— — —	$10.00 $10.00 $10.50	04/12/2016 04/11/2017 01/23/2018	$21,500 $34,000 $35,451
Schaefer M. Carpenter	4,000 8,000 8,885	— — —	$10.00 $10.00 $10.50	07/26/2015 04/11/2017 01/23/2018	$16,440 $34,000 $35,451

In addition to the awards described in the table above, as an organizer, Lawrence R. Miller received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share he purchased, up to a maximum of 25,000 warrants, in our initial public offering as compensation for the risks taken in forming the Bank, including his personal guarantees of the original line of credit.  Mr. Miller purchased 12,500 shares in our initial public offering and so received, and continues to hold, 12,500 warrants.  The warrants are exercisable until May 16, 2015.  These warrants were not granted as compensation for services as an executive officer and so are not deemed to be equity awards for purpose of the Outstanding Equity Awards at Fiscal Year End table.

Employment Agreements

We entered into an employment agreement with Lawrence R. Miller on December 10, 2008, for an initial one-year term, annually renewing thereafter, pursuant to which he serves as the president and the chief executive officer.  As of March 30, 2012, Mr. Miller receives an annual salary of $160,600, plus a portion of his yearly medical insurance premium.  He is eligible to receive an annual increase in his salary as determined by the board of directors.  He is eligible to receive an annual bonus of up to 50% of his annual salary if the Bank achieves certain performance levels to be determined from time to time by the board of directors.  He is also eligible to participate in any management incentive program of the Bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder.  As of March 30, 2012, Mr. Miller has been granted options to purchase a total of 42,885 shares of common stock.  These options were granted in 2005, 2007, and 2008 with each grant vesting over a three-year period beginning on the date of grant.  All options have a term of 10 years.  Additionally, Mr. Miller participates in the Bank’s retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

Mr. Miller’s employment agreement also provides that during his employment and for a period of 12 months following termination, he may not (a) compete with the Company, the Bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within a radius of 30 miles from the main office of the Company or any branch office of the Company, (b) solicit customers of the Bank with which he has had material contact for the purpose of providing financial services, or (c) solicit employees of the Bank for employment.  If we terminate the employment agreement for Mr. Miller without cause, he will be entitled to severance in an amount equal to his then current monthly base salary multiplied by 12, excluding any bonus. If, following a change in control of the Company, Mr. Miller terminates his employment for good cause as that term is defined in the employment agreement, he will be entitled to severance compensation of his then current monthly salary multiplied by 24, plus accrued bonus, all outstanding options and incentives will vest immediately, and for a period of two years, we would continue his medical, life, disability, and other benefits.

We also entered into an employment agreement with Schaefer M. Carpenter on December 10, 2008 to serve as an executive vice president of the Bank.  This agreement has a term of one year.  At the end of the initial one-year term and on the anniversary date each year thereafter, the term will be extended by one year so that the remaining term will again be one year.  As of March 30, 2012, Mr. Carpenter is paid a salary of $101,350, which may be increased annually by the board of directors.  He is also eligible to participate in any of our pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans and programs.

Mr. Carpenter’s employment agreement provides that during the term of employment and for a period of 12 months following termination he may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, employee or agent, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within 30 miles of our main office or any other offices, (b) solicit our clients with which he had contact in connection with products and services provided by us for the purpose of providing financial services, or (c) solicit our employees.

If we terminate the employment agreement for Mr. Carpenter without cause, he will be entitled to severance in an amount equal to his then current monthly base salary multiplied by 6, excluding any bonus.  If Mr. Carpenter, following a change in control of our Company, terminates his employment for good reason, he will be entitled to severance compensation of his then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives will vest immediately.

Director Compensation

In 2011, we did not pay our outside directors fees for board meeting or committee meeting attendance. We do not currently have approved plans to pay our outside directors for board meeting or committee meeting attendance.

In July 2008, we granted 5,000 stock options to each of our two then-new directors, A. Alexander McLean, III and Donald H. Rex, Jr.  These options were granted at an exercise price of $10.00 per share, vested at a rate of 33% each year on the first three anniversaries of the date of grant and expire on July 22, 2018.

In conjunction with the opening of the Bank in 2005, each director and the organizer, Paul P. Lam, received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share purchased by that individual, up to a maximum of 25,000 shares of our common stock.  In total, we granted our directors and the organizer, Paul P. Lam, warrants to purchase 412,500 shares of common stock exercisable until May 16, 2015.  At December 31, 2010, 337,500 warrants remained outstanding, as 50,000 warrants were forfeited in May 2008 when the board terms for directors Carpenter and Hamby expired, and 25,000 warrants were forfeited in October 2009 when Dr. Ray Samuels retired from the board.

Director Independence

We apply the definition of independent director as defined by Nasdaq Rule 5605(a)(2).  In accordance with this guidance, all directors of the Company are considered independent with the exception of Lawrence R. Miller, our president and chief executive officer.

Security Ownership of Certain

Beneficial Owners and Management

General

The following table shows how much common stock in the Company is owned by the directors and nominees, organizer, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 30, 2012.  Unless otherwise indicated, the mailing address for each beneficial owner is care of Independence Bancshares, Inc., 500 East Washington St., Greenville, South Carolina 29601.

Name	Number of Shares Owned(1)	Right to Acquire(2)	Percentage of Beneficial Ownership(3)

Robert M. Austell	25,000	25,000	2.37%
Kimberly D. Barrs	250	14,000	*
John W. Burnett, Sr.	40,600	25,000	3.11%
Schaefer M. Carpenter	1,000	20,885	1.04%
Billy J. Coleman	51,500	25,000	3.63%
Jose De Ocampo	25,100	25,000	2.37%
H. Neel Hipp, Jr.	68,000	25,000	4.41%
James D. King	1,000	25,000	1.23%
Paul P. Lam, organizer	101,500	25,000	6.00%
William R. Mathis	25,100	25,000	2.37%
A. Alexander McLean, III	10,000	5,000	*
Lawrence R. Miller	12,500	55,385	3.17%
E. Fred Moore	1,000	21,885	1.09%
Sudhirkumar C. Patel	26,000	25,000	2.42%
Hasmukh P. Rama	101,500	25,000	6.00%
Donald H. Rex, Jr.	21,750	5,000	1.28%
Charles D. Walters	75,000	25,000	4.74%
Roger W. Walters	45,000	25,000	3.32%
Vivian A. Wong	54,000	25,000	3.74%

All directors and executive officers as a group (18 persons)	584,300	422,155	40.14%

*Indicates less than 1%

(1)

Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)

Includes shares that may be acquired within 60 days of the date of this proxy statement by exercising vested stock options and warrants but does not include any unvested stock options or warrants.  Each of our directors, with the exception of A. Alexander McLean, III and Donald H. Rex, Jr., and Paul P. Lam served as organizers of our Bank.  Each of these organizing directors and Mr. Lam received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share purchased by that individual, up to a maximum of 25,000 warrants, in our initial public offering as compensation for the risks taken in forming the Bank, including their personal guarantees of the original line of credit.  These warrants cover an aggregate of 337,500 shares and are exercisable until May 16, 2015.   A. Alexander McLean, III and Donald H. Rex, Jr. each received 5,000 stock options on July 22, 2008 as discussed under “Director Compensation” above.

(3)

For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.  For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants.  The calculations are based on 2,085,010 shares of common stock outstanding on March 30, 2012.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2011, the board of directors of the Company and the Bank held eleven meetings.  All of the directors of the Company and the Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served except for Mr. Mathis, Dr. De Ocampo, and Mr. Rama.

The board has recently adopted  a corporate governance policy for the Company that will emphasize attendance at annual shareholder meetings in the future.   However, such attendance has always been strongly encouraged.  Last year, all directors active at that time attended the 2011 Annual Meeting of shareholders with the exception of Mr. Coleman, Mr. Rama, and Mr. R. Walters (due to business obligations outside the Greenville area on the date of our Annual Meeting).

Our board of directors has implemented a process for shareholders of the Company to send communications to the board.  Any shareholder desiring to communicate with the board, or with specific individual directors, may do so by writing to the assistant secretary of the Company, at Independence Bancshares, Inc., 500 East Washington Street, Greenville, South Carolina 29601.  The assistant secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

Our board has chosen to separate the chief executive officer and board chairman positions.  We believe independence is an essential qualification for our board chairman to effectively lead the board. Our board is highly involved in the oversight of risk.  Our risk oversight function is administered through our various board committees as discussed below.  Our executive management team, which supervises the day-to-day risk management responsibilities, reports directly to both the board as a whole and to board committees.

The Company’s board of directors has appointed a number of committees, including an audit committee, compensation/nominating committee (a sub-committee of the board executive committee), and asset liability committee.

The audit committee is composed of Mr. McLean, Mr. Hipp, Dr. Patel and Mr. Rex.  Each of these members is considered “independent” under Nasdaq Rule 5605(c)(2).  The board of directors has determined that Mr. McLean is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.  The audit committee met three times in 2011.

The audit committee functions are set forth in its charter, which was adopted on May 5, 2005 and ratified on November 3, 2011.  A copy of the audit charter is attached as Appendix A to this proxy statement.  The audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed.  The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses.  The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts.  The audit committee reports its findings to the board of directors.

Other Committees

The asset liability committee is composed of Mr. Rex, Mr. Coleman, Mr. Mathis, Mr. Rama, and Mr. R. Walters.  The asset liability committee met eight times in 2011.  The asset liability committee has the responsibility of reviewing the liquidity policy, investment policy, and the Bank’s asset/liability structure.

The compliance committee is composed of Mr. Hipp, Mr. Rex, Mr. King, Mr. McLean, and Mr. Miller.  This committee met eleven times during 2011.  The compliance committee is responsible for monitoring and ensuring the Bank’s compliance with the terms of its consent order with the Office of the Comptroller of the Currency.

Our compensation/nominating committee, which is a sub-committee of our board executive committee, is composed of Mr. C. Walters, Mr. Burnett, Mr. Hipp, and Ms. Wong.  The committee functions are set forth in its charter.  A copy of the compensation/nominating committee charter was attached as Appendix A to our 2010 proxy statement. The compensation/nominating committee met one time in 2011.

The compensation/nominating committee has the responsibility of approving the compensation plan for the entire bank and specific compensation for all executive officers.  The compensation/nominating committee reviews all benefit plans and annually reviews the performance of the chief executive officer.  The compensation/nominating committee fixed and approved the 2011 compensation paid to Lawrence R. Miller, president and chief executive officer, and, with input from our chief executive officer, fixed and approved the compensation paid to the other executive officers during 2011.  The Company’s compensation programs have been established with the primary objectives of providing pay levels and incentive opportunities that are competitive and reflect the performance of the Company.  The primary components of 2011 compensation for the executive officers included base salary and health and disability insurance coverage.  The base salary parameters were established through comparisons with organizations of similar size and complexity to the Company and included obtaining an external executive compensation analysis.  Base salary parameters also considered current economic conditions resulting in no increases in 2010 or 2011.  Compensation levels were set with the objective of establishing executive officer base salaries that, when considered as a part of total compensation, were adequate and competitive with our peer group, based on asset size.   The compensation committee must also meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans.

In addition to matters related to compensation, the compensation/nominating committee is also responsible for recommending nominees for election to the board.  The compensation/nominating committee considers whether to recommend to the board the nomination of those directors for re-election for another term of service as well as whether to recommend to the board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Any shareholder may recommend the nomination of any person to serve on the board.  Our bylaws require a shareholder to submit the name of the person to our secretary in writing no later than (i) with respect to an election to be held at an Annual Meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders.  Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the Company if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In evaluating such recommendations, the compensation/nominating committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board in accordance with the committee charter.  Under these criteria, members of the board should have high professional and personal ethics and values, consistent with our longstanding values and standards.  They should also have broad experience at the policy-making level in business, government, education, technology, or public interest.  They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.  Each director must represent the interest of our shareholders.

The compensation/nominating committee uses a variety of methods for identifying and evaluating nominees for director.  They regularly assess the appropriate size of the board, the diversity of the board, and whether any vacancies are expected due to retirement or otherwise.  The compensation/nominating committee recently adopted a new corporate governance policy that, among other things, addresses the consideration of diversity in identifying director nominees.  In determining whether to recommend a director nominee, compensation/nominating committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole.  The compensation/nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees.  The compensation/nominating committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee's goal of creating a board of directors that best serves the needs of the Company and the interest of its shareholders.  If vacancies are anticipated, or otherwise arise, the compensation/nominating committee considers various potential candidates for director.  Candidates may come to their attention through current members of the board, shareholders, or other persons.  These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year.  The compensation/nominating committee considers properly submitted shareholder recommendations for candidates.  In evaluating such recommendations, the compensation/nominating committee uses the qualifications and standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the board.  The Company does not pay a third party to assist in identifying and evaluating candidates.

Board Leadership Structure and Role in Risk Oversight

We are focused on the Company’s corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value.  Our commitment to independent oversight is demonstrated by the fact that, except for one director, who is our president and chief executive officer, all of our directors are independent.  In addition, all of the members of our board’s audit and compensation/nominating committees are independent.

Our board believes that it is preferable for one of our independent directors to serve as chairman of the board.  The person our board elected as chairman, Mr. Hipp, has almost 30 years of experience in leadership positions in the financial services industry and is a long-time resident of our primary market area.  We believe it is the chief executive officer's responsibility to run the Company and the chairman's responsibility to run the board.  As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have an independent chairman whose sole job is leading the board.  In making its decision to have an independent chairman, the board considered the time that Mr. Miller will be required to devote as chief executive officer in the current economic environment.  By having another director serve as chairman of the board, Mr. Miller will be able to focus his entire energy on running the Company.  We believe this structure provides strong leadership for the board, while also positioning the chief executive officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders.

Our audit committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full board of directors.  The audit committee focuses on financial reporting risk and oversight of the internal audit process.  It receives reports from management at least quarterly regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing  credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk).  Strategic and reputation risk are also regularly considered by the audit committee.  The audit committee also receives reports from management addressing the most serious risks impacting the day-to-day operations of the Company.  Our outsourced internal audit firm and independent registered public accounting firm each directly report to the audit committee and meet with the audit committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management.  The audit committee reports regularly to the full board of directors, which also considers the Company’s entire risk profile.  The full board of directors focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the board of directors’ approval for risk.  While the board of directors oversees the Company’s risk management, management is responsible for the day-to-day risk management processes.  We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

The audit committee reviewed and discussed with management the audited financial statements.  The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61.  The audit committee received from the independent auditors the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and has discussed with the independent auditors, the independent auditors’ independence from the Company and its management.  In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

The report of the audit committee is included herein at the direction of its members Mr. McLean, Mr. Hipp, Dr. Patel and Mr. Rex.

Independent Certified Public Accountants

Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2011. A representative of Elliott Davis, LLC will be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.  The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2011 and 2010:

	Years Ended December 31,
	2011	2010

Audit Fees	$ 56,950	$ 51,250
Tax Fees	6,725	6,120

Total	$ 63,675	$ 57,370

Audit Fees

This category includes the aggregate fees billed for professional services rendered by the independent auditors during the Company’s 2011 and 2010 fiscal years for the audit of the Company’s consolidated annual financial statements and quarterly reports on Form 10-Q.

Tax Fees

This category includes the aggregate fees billed for tax services rendered in the preparation of federal and state income tax returns for the Company and its subsidiaries.

Oversight of Accountants; Approval of Accounting Fees

Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors.  The charter provides that the audit committee must pre-approve the fees paid for the audit.  The audit committee may delegate approval of non-audit services and fees to one or more designated audit committee members.  The designated committee member is required to report such pre-approval decisions to the full audit committee at the next scheduled meeting.  The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor.  All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

Certain Relationships and Related Transactions

We enter into banking and other transactions in the ordinary course of business with our directors and officers of the Company and the Bank and their affiliates.  It is our policy that these transactions be on substantially the same terms (including price, interest rates or collateral) as those prevailing at the time for comparable transactions with unrelated parties.  We do not expect these transactions to involve more than the normal risk of collectability nor present other unfavorable features to us.  Loans to individual directors and officers must also comply with our Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act requires directors, executive officers and 10% shareholders to file reports of holdings and transactions in our stock with the SEC.  Based on a review of Section 16(a) reports and written representations from our directors and executive officers, there were only two Section 16(a) filings required during 2011 related to the resignation of our former chief financial officer and the naming of her replacement.  Forms 4 were filed; however these forms were filed late.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that is applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer and controller.  A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the Company, at Independence Bancshares, Inc., 500 East Washington St., Greenville, South Carolina 29601.

Shareholder Proposals for the 2013 Annual Meeting of Shareholders

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2013 Annual Meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 15, 2012.  To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

It is our policy that any shareholder proposal to be made at an Annual Meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the Company between 30 and 60 days prior to the Annual Meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

Financial Statements and Other Matters

Financial Statements

Our Audited Consolidated Financial Statements (including Notes thereto) at December 31, 2011 and 2010 and for each of the years in the two-year period ended December 31, 2011, are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is provided herewith, and are incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition at December 31, 2011 and 2010 and Results of Operations for each of the years in the two-year period ended December 31, 2011, are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is provided herewith, and are incorporated by reference herein.

Changes in Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

Quantitative and Qualitative Disclosures About Market Risk

Information regarding our quantitative and qualitative disclosures about market risk is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is provided herewith, and is incorporated by reference herein.

Representative of Independent Certified Public Accountant

A representative of Elliott Davis, LLC, our auditor during the fiscal year ended December 31, 2011, will be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

April 6, 2012

APPENDIX A

Independence Bancshares, Inc.

Audit Committee Charter

The Board of Directors of Independence Bancshares, Inc. has delegated to the Audit Committee the Board’s responsibility for monitoring the audit function of the Company, which includes the selection of independent auditors, determination of the independence of the independent auditors, and internal auditing and internal accounting controls.

Members of the Audit Committee shall discharge their committee duties using their business judgment in accordance with standards prescribed for directors by applicable state corporate law and rules adopted from time to time by the Securities and Exchange Commission.

Membership of the Audit Committee

The Audit Committee is made up of three or more members of the Board of Directors who meet applicable independence standards and have the ability to read and understand basic financial statements.  Members of the Audit Committee are encouraged to make use of training opportunities and consultants to enhance their ability to perform their committee responsibilities.

Scope of Responsibilities

1.

Recommend to the Board of Directors the selection of the Company’s independent accountants, who shall be accountable to the Board of Directors and the Audit Committee, and, when appropriate, their dismissal.

2.

Review with the independent accountants their independence under applicable standards of independence and report the results of the review to the Board of Directors.

3.

On an annual basis, in conjunction with commencement of the annual audit, review the independent auditors’ audit plan and consider its scope, staffing, reliance upon management and internal audit functions, general audit approach, and the methods, practices, and policies governing the audit work.

4.

Review the budget, audit plans, changes in audit plans, activities, organizational structure, and qualifications of the internal audit department, as needed.

5.

Approve all fees and other compensation (subject to de minimis exceptions as defined by law for non-audit services) to be paid to the independent auditors.

6.

Pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations.  The Audit Committee may delegate its authority to pre-approve non-audit services to one or more designated Audit Committee members.  The decisions of the designated member(s) shall be presented to, and ratified by, the full Audit Committee at the next subsequent meeting.

7.

In consultation with management, the independent auditors, and the internal auditors, review management’s periodic evaluations of the Company’s financial reporting processes and controls, including disclosure controls and procedures and internal controls, and all reports or attestations of the independent auditors on the Company’s internal controls.  Review significant financial risk exposures identified in such reports and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management’s responses.

8.

Meet with the independent accountants to review: (a) any problems encountered in the audit including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating and accounting policies of the Company.  Establish a communications channel for the independent accountants to be able to contact the Audit Committee directly without going through management.

9.

Meet with the internal auditors to review: (a) any problems encountered in internal audits including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating, and accounting policies of the Company.  Establish a communications channel for the internal auditors to be able to contact the Audit Committee directly without going through management.

10.

Review and approve all significant proposed accounting changes.

11.

Review and discuss with management and the independent auditors the Company’s annual audited financial statements prior to the filing of its Form 10-K, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.”  Report to the Board of Directors the Audit Committee’s recommendation of whether to include the audited financial statements in the Company’s Annual Report on Form 10-K.

12.

Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.”

13.

Investigate any matter which comes to the attention of the Audit Committee which the Audit Committee deems to be in the interest of the Company and report its findings to the Board of Directors.

14.

Review and approve any Audit Committee report to be included in the Company’s proxy statement.

15.

Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.  Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

16.

Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, which are deemed by the Audit Committee to be material to the Company’s financial statements.

17.

Prior to releasing the annual audit report, discuss with the independent auditor the matters required to be discussed by Statement and Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

18.

Review with the Chief Executive Officer, President, Chief Financial Officer, financial and other relevant management, and the independent auditors the Company’s annual and quarterly certifications as required by applicable regulations.  Discuss (1) any significant deficiencies identified to the Audit Committee in the design or operation of financial accounting, reporting, disclosure controls and procedures, and internal controls, (2) the process used by the officers to certify the annual and quarterly reports, (3) any material issues or risk exposures identified during the certification process, and (4) the steps management has taken to monitor, control, and report such exposures and control deficiencies.

19.

Receive and review with the independent auditors quarterly reports, and other reports if requested by the Audit Committee from time to time, prepared by the independent auditors concerning (i) the critical accounting policies and practices of the Company and (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramifications and preferred treatment of such information.  Direct the independent auditors to provide to the Audit Committee, at the time they are sent to management, all material written communications between the independent auditors and management.

20.

At least annually, obtain and review a report by the independent auditors describing (1) the independent auditors’ internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditors and the Company, so that the Audit Committee can assess the auditors’ independence.

21.

Ensure the rotation of the audit partners as required by law.  At least annually, review and discuss with the independent auditors all relationships they have with the Company, including the provision of non-audit services, and the necessity for rotation of independent auditor personnel.

22.

Establish procedures for the receipt, retention, and treatment of complaints received by the Audit Committee regarding accounting, internal accounting controls, or auditing matters.  Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters (i.e. whistle-blower policy).

23.

Establish policies concerning the employment of employees and former employees of the independent auditors, including policies addressing legal requirements.

24.

Review related party transactions on a quarterly basis, and approve only those which do not create or intensify existing conflicts (other than loans covered by Regulation O which require full board approval).

Audit Committee Activities

1.

The Audit Committee shall meet upon the call of its chairman and at such other times as it shall determine; however, no less than quarterly.

2.

Meetings of the Audit Committee shall be open only to members of the Audit Committee and those invited to be present by the Audit Committee.

3.

The Audit Committee is authorized to employ and consult with accountants, attorneys, and other professionals to assist it.

4.

The Audit Committee may meet together with the audit committees of the Company’s subsidiaries but no person who is not a member of the Company’s audit committee shall be entitled to vote on any matter considered by the Audit Committee.

5.

The Audit Committee shall have unlimited access to all employees, books, and records of the Company.

6.

The Audit Committee shall report its activities and recommendations to the Board of Directors at any regular or special meeting of the Board of Directors.

7.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.  The Audit Committee shall annually review the Audit Committee’s own performance.

8.

Discuss on a quarterly basis with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Amendment or Repeal of Charter

The Board of Directors may amend or repeal this Charter and the duties of the Audit Committee at any time.

Limitation of the Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

PROXY SOLICITED FOR THE ANNUAL MEETING

OF SHAREHOLDERS OF

INDEPENDENCE BANCSHARES, INC.

TO BE HELD ON MAY 16, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Lawrence R. Miller and Schaefer M. Carpenter, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Independence Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at The Poinsett Club, Greenville, South Carolina, on May 16, 2012 at 4:00 p.m. local time, and at any postponement or adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged.  These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED.  This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2011 ANNUAL FINANCIAL STATEMENTS, MANAGEMENT’S DISCUSSION AND ANALYSIS, AND RELATED ANNUAL REPORT INFORMATION, NOTICE OF THE ANNUAL MEETING AND RECEIPT OF THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.  The undersigned also hereby ratifies all that the attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

1.

PROPOSAL ONE to elect the identified nominees as directors.

Robert M. Austell	James D. King	Hasmukh P. Rama
John W. Burnett, Sr.	William R. Mathis	Donald H. Rex, Jr.
Billy J. Coleman	A. Alexander McLean, III	Charles D. Walters
Jose De Ocampo	Lawrence R. Miller	Roger W. Walters
H. Neel Hipp, Jr.	Sudhirkumar C. Patel	Vivian A. Wong

☐

FOR all nominees

    ☐

WITHHOLD AUTHORITY

listed (except as marked to

to vote for all nominees

the contrary)

(INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below.)

2.

PROPOSAL TWO to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2012.

☐  FOR

☐ AGAINST

☐ ABSTAIN

3.

At their discretion upon such other matters as may properly come before the meeting.

[Signatures appear on the following page]

Dated:	, 2012	Dated:	, 2012

Signature of Shareholder(s)		Signature of Shareholder(s)

Please print name clearly		Please print name clearly

Please sign exactly as name or names appear on your stock certificate.  Where more than one owner is shown on your stock certificate, each owner should sign.  Persons signing in a fiduciary or representative capacity shall give full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.